UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BIODEL INC.

(Exact name of Registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Biodel Announces Intent to Further Adjourn Annual Meeting until Thursday, November 3

— Urges Stockholders to Contact Their Banks and Brokers Immediately to Vote Their Shares; Morrow

Sodali available to provide voting assistance at (800) 662-5200 or +44 (0)20 71006451—

—

DANBURY, CT – (PR Newswire) – October 26, 2016 – Biodel Inc. (Nasdaq: BIOD) (“Biodel”) announced today that, assuming it has not received from stockholders sufficient proxies to approve the matters necessary to complete its proposed combination with Albireo Limited pursuant to a previously announced share exchange agreement prior to 8:30 a.m. local time on Thursday, October 27, 2016, it intends to again adjourn its 2016 Annual Meeting of Stockholders (“Annual Meeting”), now scheduled for October 27, 2016, without any business being conducted. In that circumstance, Biodel intends to adjourn the Annual Meeting to 8:30 a.m. local time on Thursday, November 3, 2016, at the offices of Wiggin and Dana LLP, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut 06901 (the “Further Adjournment”).

Biodel notes the following important considerations.

•	The Further Adjournment would be intended to allow additional time for stockholders to vote on the proposals set forth in Biodel’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on September 19, 2016. As of October 26, 2016, proxies have been submitted by stockholders representing approximately 49.83% of the outstanding shares of Biodel common stock outstanding and entitled to vote at the Annual Meeting, meaning that almost 32.2 million shares remain unvoted.

•	In particular, the Further Adjournment would be intended to allow additional time for Biodel’s stockholders located in Germany and elsewhere in Europe to contact their banks and brokers to request proxy materials and to provide voting instructions to those banks and brokers. There is a significant number of shares that Biodel understands to be held by stockholders in Europe that have not yet been voted.

•	Biodel reminds all of its stockholders, even those who may have already voted, that the proposed combination with Albireo cannot be completed without approval of both “Proposal No. 1” (share issuance) and “Proposal No. 2” (reverse stock split), each as described further below. Of the proxies received as of October 26, 2016, approximately 94.13% are in favor of Proposal No. 1, and approximately 88.67% are in favor of Proposal No. 2, reflecting widespread support for the combination.

•	If the proposed combination with Albireo does not close, the Biodel board of directors may decide to sell or otherwise liquidate the various assets of Biodel. If Biodel decides to dissolve and liquidate its assets, there can be no assurances as to the amount or timing of any available cash that may be left to distribute to stockholders after paying the debts and other obligations of Biodel and setting aside funds for reserves. This would also result in the loss of significant effort and expense incurred to date in pursuing the proposed combination with Albireo.

•	If the Further Adjournment is implemented as intended, Biodel does not anticipate making a further announcement as to the adjournment.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

Please call Morrow Sodali at (800) 662-5200 or +44 (0)20 71006451 for voting assistance.

The Annual Meeting has been called for the following purposes: (1) to consider and vote upon a proposal to approve the issuance of shares of Biodel common stock pursuant to the Amended and Restated Share Exchange Agreement, dated as of July 13, 2016, by and among Biodel, Albireo and Albireo securityholders (“Proposal No. 1”), (2) to effect a reverse stock split of Biodel common stock in the ratio of one new share for every 30 shares outstanding (“Proposal No. 2”), (3) to approve a new equity incentive plan for use by Albireo Pharma, Inc. from and after the closing of the proposed transaction, (4) to elect two Class III directors for a term of three years and (5) to consider and vote upon an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of any of Proposals No. 1-4.

The record date for the Annual Meeting remains September 16, 2016. Biodel stockholders as of the September 16, 2016 record date can vote, even if they have subsequently sold their shares. Biodel’s board of directors and management respectfully request all such holders as of the record date to please vote your proxies as soon as possible.

No changes have been made in the proposals to be voted on by stockholders at the Annual Meeting. BIODEL STRONGLY ADVISES ALL OF ITS STOCKHOLDERS TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS RELATING TO THE ANNUAL MEETING BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT WWW.SEC.GOV. In addition, copies of the Proxy Statement and other documents may be obtained free of charge by accessing Biodel’s website at www.biodel.com or by contacting Biodel’s Corporate Secretary at 203-796-5000 or by mail at Investor Relations, Biodel Inc., 100 Saw Mill Road, Danbury, Connecticut 06810. If the number of additional shares voted is not sufficient to approve the proposals, Biodel intends to adjourn the Annual Meeting again, which may be costly.

Voting Instructions

All stockholders as of the September 16, 2016 record date can vote, even if they have subsequently sold their shares, and Biodel encourages stockholders to do so before November 2, 2016 at 11:59 p.m. Eastern Time. Stockholders are reminded that their vote is extremely important and are urged to complete, sign, date and mail the proxy card at their earliest convenience. Stockholders may also submit a proxy by telephone or via the Internet by following the instructions printed on the proxy card.

About Biodel

Biodel Inc. is a specialty biopharmaceutical company. More information about Biodel is available at www.biodel.com.

Additional Information and Where You Can Find It

Biodel filed a definitive proxy statement with the SEC on September 19, 2016 in connection with the solicitation of proxies for its 2016 Annual Meeting of Stockholders and has mailed the definitive proxy statement and other relevant materials to Biodel’s stockholders. At the 2016 Annual Meeting of Stockholders, Biodel’s stockholders will be asked to approve, among other things, a proposal for the issuance of Biodel’s common stock in the previously announced proposed transaction with Albireo. BIODEL’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR BIODEL’S 2016 ANNUAL MEETING OF STOCKHOLDERS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT BIODEL, ALBIREO AND THE PROPOSED TRANSACTION. These documents and other documents filed by Biodel can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing Biodel’s website at www.biodel.com or by contacting Biodel’s Corporate Secretary at 203-796-5000 or by mail at Investor Relations, Biodel Inc., 100 Saw Mill Road, Danbury, Connecticut 06810.

Participants in Solicitation

Biodel, Albireo, their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from Biodel’s stockholders in connection with Biodel’s 2016 Annual Meeting of Stockholders under the rules of the SEC. Information about these participants, and a description of their direct and indirect interests, by security holdings or otherwise, may be found in the definitive proxy statement that Biodel filed with the SEC on September 19, 2016 relating to its 2016 Annual Meeting of Stockholders. The definitive proxy statement was mailed to all stockholders of record as of the record date set for the 2016 Annual Meeting of Stockholders and can also be obtained free of charge from the sources indicated above. Other information regarding participants in the proxy solicitation may be contained in other relevant materials filed by Biodel with the SEC.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are generally identified by the words “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions. Such statements include, but are not limited to, statements regarding the anticipated completion of the proposed transaction with Albireo and the timing and benefits thereof, the estimated future performance of the combined organization, the solicitation by Biodel and its authorized participants of proxies from Biodel stockholders, including the solicitation of stockholders located in Europe, for use at Biodel’s 2016 Annual Meeting of Stockholders, whether the voting trends of the proxies received from Biodel stockholders to date are indicative of proxies that may be received prior to the adjourned meeting, the results of stockholder voting at Biodel’s 2016 Annual Meeting of Stockholders, Biodel’s prospects if the transaction does not close, as well as other statements that are not historical facts.

Although Biodel’s management believes that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of Biodel, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, among other things, the failure to obtain the stockholder approval required for the proposals submitted for consideration at the 2016 Annual Meeting of Stockholders, including approval of the matters related to the proposed transaction; the possibility that Biodel will be forced to adjourn the meeting a third time; the expected timing and likelihood of completion of the proposed transaction; Biodel’s ability to regain compliance with Nasdaq listing requirements; the possibility that Biodel may liquidate its assets if the transaction does not close; the occurrence of any event, change or other circumstances that could give rise to the termination of the amended and restated share exchange agreement; the potential for the proposed transaction to involve unexpected costs; the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that the expected benefits of the proposed combination are not realized, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Biodel’s common stock; and other risks associated with executing business combination transactions, such as the risk that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the proposed transaction will not be realized, risks related to future opportunities and plans for the combined organization, including uncertainty of the expected financial performance and results of the combined organization following completion of the proposed transaction, and the possibility that if the combined organization does not achieve the perceived benefits of the proposed transaction as rapidly or to the extent anticipated by financial analysts or investors, the market price of the combined organization’s common stock could decline. These forward-looking statements are based upon Biodel’s and Albireo’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks described more fully in Biodel’s filings with the SEC, including its most recent Annual Report on Form 10-K for the fiscal year ended September 30, 2015 and the “Risk Factors” section of Biodel’s proxy statement referred to above, as well as its other subsequent filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Biodel undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

BIOD-G

CONTACT:

Clayton Robertson

The Trout Group

+1 646-378-2964